AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 30, 2016

File No. 811-21638

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
AMENDMENT No. 30

JPMORGAN INSTITUTIONAL TRUST

(Exact Name of Registrant as Specified in Charter)

270 Park Avenue

New York, New York 10017

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code 800-343-1113

Frank J. Nasta, Esq.

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

(Name and Address of Agent for Service)

Copies to:

Jessica K. Ditullio, Esq.

JPMorgan Chase & Co.

460 Polaris Parkway

Westerville, Ohio 43082

EXPLANATORY NOTE

This Amendment is filed by JPMorgan Institutional Trust (the “Registrant”). This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such shares are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. The shares have not been registered under any state securities laws in reliance upon various exemptions provided by those laws. Investments in the shares of the Registrant may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Registrant.

Part A & B

This filing supplements the Confidential Offering Memorandum and the Confidential Offering Memorandum Supplement, both dated June 26, 2015, as supplemented December 29, 2015, filed as Amendment No. 28 to the Registrant’s Registration Statement on Form N-1A (SEC File No. 811-21638) and as supplemented on March 8, 2016 filed as Amendment 29 to the Registrant’s Registration Statement on Form N-1A (SEC File No. 811-21638).

JPMORGAN INSTITUTIONAL TRUST

JPMorgan Intermediate Bond Trust

(the Fund)

Supplement dated March 30, 2016 to the

Confidential Offering Memorandum

dated June 26, 2015, as supplemented

Effective immediately, the portfolio manager information for the JPMorgan Intermediate Bond Trust in the section titled “Management” in the Fund’s “Risk/Return Summary” of the Fund’s Confidential Offering Memorandum is hereby deleted in its entirety and replaced with the following:

Management

J.P. Morgan Investment Management Inc.

Portfolio Manager	Managed the Fund Since	Primary Title with Investment Adviser
Scott Grimshaw	2005	Executive Director
Peter D. Simons	2015	Executive Director

In addition, the paragraphs entitled “JPMorgan Intermediate Bond Trust” in the section titled “The Funds’ Management and Administration — The Fund Managers” are hereby deleted in its entirety and replaced by the following:

Intermediate Bond Trust

JPMorgan Intermediate Bond Trust. Scott E. Grimshaw, Executive Director and CFA charterholder, and Peter D. Simons, Executive Director and CFA charterholder, are the portfolio managers for the Fund. Mr. Grimshaw is a member of the Global Fixed Income, Currency & Commodities Group (GFICC). An employee of JPMIM or predecessor firms since 1988 and portfolio manager of the Fund since June 2005, Mr. Grimshaw is a portfolio manager for the U.S. Value Driven team and is responsible for managing institutional taxable bond portfolios. Peter D. Simons, Executive Director and CFA charterholder, has also participated in the management of the Fund since September 2015. An employee of JPMIM or predecessor firms since 2001, Mr. Simons is a member of the GFICC group and a portfolio manager for the U.S. Value Driven team responsible for managing certain J.P. Morgan Funds and institutional taxable bond portfolios.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT

WITH THE CONFIDENTIAL OFFERING MEMORANDUM

FOR FUTURE REFERENCE

SUP-IBT-PM-316

JPMORGAN INSTITUTIONAL TRUST

JPMorgan Intermediate Bond Trust

(All Share Classes)

Supplement dated March 30, 2016

to the Confidential Offering Memorandum Supplement

dated June 26, 2015 as supplemented

Effective immediately, the information in the Confidential Offering Memorandum Supplement under the headings “Advisory Fees — Other Accounts Managed by the Funds’ Portfolio Managers” and “Advisory Fees — Ownership of Securities” with respect to the JPMorgan Intermediate Bond Trust is hereby deleted in its entirety and replaced with the following:

Portfolio Managers’ Other Accounts Managed by the Funds’ Portfolio Managers

The following table shows information regarding all of the other accounts for which advisory fees are not based on the performance of the accounts that are managed by each portfolio manager as of February 28, 2015, unless otherwise noted:

	Non-Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)
Intermediate Bond Trust
Scott Grimshaw	3	$2,121,053	3	$1,041,432	32	$4,959,114
Peter D. Simons*	13	15,521,442	5	10,531,328	23	4,987,711

*	As of August 31, 2015.

The following table shows information on the other accounts managed by each portfolio manager that have advisory fees wholly or partly based on performance as of February 28, 2015, unless otherwise noted:

	Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)
Intermediate Bond Trust
Scott Grimshaw	0	$0	0	$0	0	$0
Peter D. Simons*	0	0	0	0	0	0

*	As of August 31, 2015.

Ownership of Securities

The following table indicates for each Fund the dollar range of securities of each Fund beneficially owned by each portfolio manager, as of February 28, 2015:

Dollar Range of Securities in the Fund
	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	Over $1,000,000
Intermediate Bond Trust
Scott Grimshaw	X
Peter D. Simons*	X

*	As of August 31, 2015.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT

WITH THE CONFIDENTIAL OFFERING MEMORANDUM SUPPLEMENT

FOR FUTURE REFERENCE

SUP-SAI-IBT-PM-316

PART C: OTHER INFORMATION

Item 23.	Exhibits

Exhibits filed pursuant to Form N-1A:

(a) (1) Certificate of Trust is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, SEC File No. 811-21638.

(a) (2) Declaration of Trust, dated September 14, 2004 (amended May 14, 2014). Incorporated herein by reference to Amendment 22 to the Registrant’s Registration Statement filed on June 27, 2014.

(a) (3) Schedule A to the Declaration of Trust. Incorporated herein by reference to Amendment No. 12 to Registrant’s Registration Statement filed on June 26, 2009.

(b) (1) By-Laws of JPMorgan Institutional Trust, as Amended and Restated August 20, 2014. Incorporated herein by reference to Amendment 23 to the Registrant’s Registration Statement filed on September 15, 2014.

(c) None.

(d) (1) Investment Advisory Agreement between the Registrant and J.P. Morgan Investment Management Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(d) (2) Schedule A to the Investment Advisory Agreement (amended as of June 26, 2009). Incorporated herein by reference to Amendment No. 13 to Registrant’s Registration Statement filed on October 2, 2009.

(e) Not applicable.

(f) Deferred Compensation Plan for Eligible Trustees of the Trust. Incorporated herein by reference to Amendment 22 to the Registrant’s Registration Statement filed on June 27, 2014.

(g) (1) (a) Amended and Restated Global Custody and Fund Accounting Agreement dated September 1, 2010 between JPMorgan Chase Bank, N.A. and the entities named on Schedule A. Incorporated herein by reference to Amendment No. 17 to the Registrant’s Registration Statement filed on January 12, 2011.

(g) (1) (b) Form of Amended Schedule A to the Amended and Restated Global Custody & Fund Accounting Agreement (amended as of February 24, 2016. Incorporated herein by reference to Amendment 29 to the Registrant’s Registration Statement filed on March 8, 2016.

(g) (1) (c) Amendment to the Amended and Restated Global Custody & Fund Accounting Agreement, dated December 1, 2013. Incorporated herein by reference to Amendment 22 to the Registrant’s Registration Statement filed on June 27, 2014.

(g) (1) (d) Amendment to the Amended and Restated Global Custody & Fund Accounting Agreement, dated September 1, 2014. Incorporated herein by reference to Amendment 24 to the Registrant’s Registration Statement filed on December 29, 2014.

(h) (1) Amended and Restated Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc. (“BFDS”), effective September 1, 2014. Incorporated herein by reference to Amendment 24 to the Registrant’s Registration Statement filed on December 29, 2014.

(h) (1) (a) Form of Amended Appendix A, dated as of November 11, 2015, to the Amended and Restated Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc. (“BFDS”) dated September 1, 2014. Incorporated herein by reference to Amendment 28 to the Registrant’s Registration Statement filed on December 29, 2015.

(h) (1) (b) Form of Amendment to the Amended and Restated Transfer Agency Agreement between the Trust and BFDS, dated November 11, 2015. Incorporated herein by reference to Amendment 28 to the Registrant’s Registration Statement filed on December 29, 2015.

(h) (2) (a) Form of Administration Agreement between the Registrant and JPMorgan Funds Management, Inc. (formerly known as One Group Administrative Services, Inc.) is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(h) (2) (b) Schedule A to the Administration Agreement (amended as of June 26, 2009). Incorporated herein by reference to Amendment No. 13 to Registrant’s Registration Statement filed on October 2, 2009.

(h) (3) Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(h) (4) Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc., dated May 25, 2005, is incorporated by reference to Amendment No. 8 to Registrant’s Registration Statement filed on June 26, 2006.

(h) (5) Securities Lending Agreement, Amended and Restated as of February 9, 2010, between Registrant and JPMorgan Chase Bank, N.A. Incorporated herein by reference to Amendment 15 to Registrant’s Registration Statement filed on March 10, 2010.

(h) (5) (a) Amendment to Securities Lending Agreement effective March 1, 2011 between Registrant and JPMorgan Chase Bank, N.A. Incorporated herein by reference to Amendment 18 to the Registrant’s Registration Statement filed on June 28, 2011.

(h) (6) Form of Fee Waiver Agreement, dated June 26, 2015. Incorporated herein by reference to Amendment No. 25 to the Registrant’s Registration Statement filed on June 26, 2015.

(h) (7) Amended and Restated Securities Lending Agency Agreement, effective March 1, 2011, between the Registrant and The Goldman Sachs Bank USA. Incorporated herein by reference to Amendment 18 to the Registrant’s Registration Statement filed on June 28, 2011.

(h) (7) (a) Schedule 2, revised February 1, 2012, to the Amended and Restated Securities Lending Agency Agreement between the Registrant and The Goldman Sachs Bank USA. Incorporated herein by reference to Amendment 20 to the Registrant’s Registration Statement filed on January 23, 2013.

(h) (7) (b) Schedule A to the Amended and Restated Securities Lending Agency Agreement between the Registrant and The Goldman Sachs Bank USA. Incorporated herein by reference to Amendment 20 to the Registrant’s Registration Statement filed on January 23, 2013.

(h) (8) Amended and Restated Third Party Securities Lending Agreement, effective March 1, 2011, between the Registrant, The Goldman Sachs Bank USA, and JPMorgan Chase Bank, N.A. Incorporated herein by reference to Amendment 18 to the Registrant’s Registration Statement filed on June 28, 2011.

(i) Not applicable.

(j) Not applicable.

(k) Not applicable.

(l) Not applicable.

(m) Not applicable.

(n) Not applicable.

(o) Reserved.

(p) Codes of Ethics.

(1) Code of Ethics of Trust (as updated February 25, 2014). Incorporated herein by reference to Amendment 22 to the Registrant’s Registration Statement filed on June 27, 2014.

(2) Code of Ethics of JPMAM, including JPMIM, (Effective February 1, 2005, Revised July 11, 2014). Incorporated herein by reference to Amendment No. 25 to the Registrant’s Registration Statement filed on June 26, 2015.

(99) (a) Powers of Attorney for the Trustees. Incorporated herein by reference to Amendment No. 25 to the Registrant’s Registration Statement filed on June 26, 2015.

(99) (b) Power of Attorney for Robert L. Young. Incorporated herein by reference to Amendment 29 to the Registrant’s Registration Statement filed on March 8, 2016.

(99) (c) Power of Attorney for Laura M. Del Prato. Incorporated herein by reference to Amendment 29 to the Registrant’s Registration Statement filed on March 8, 2016.

Item 24.	Persons Controlled by or Under Common Control with the Registrant

The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees. It does not have any subsidiaries.

Item 25.	Indemnification

Article VII, Section 3 of the Trust’s Declaration of Trust provides that, subject to the exceptions and limitations contained in the Trust’s By-Laws: (a) every person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer of the Trust and against amounts paid or incurred by him in the settlement thereof; and (ii) expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.

Article VII, Section 2 of the Trust’s By-Laws provides that subject to the exceptions and limitations contained in Article VII, Section 4 of the By-Laws the Trust shall indemnify its Covered Persons to the fullest extent consistent with state law and the Investment Company Act of 1940, as amended (“1940 Act”). Without limitation of the foregoing, the Trust shall indemnify each person who was or is a party or is threatened to be made a party to any proceedings, by reason of alleged acts or omissions within the scope of his or her service as a Trustee or officer of the Trust, against judgments, fines, penalties, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. Subject to the exceptions and limitations contained in Section 4 of Article VII of the By-Laws, the Trust may, to the fullest extent consistent with law, indemnify each person who is serving or has served at the request of the Trust as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (“Other Position”) and who was or is a party or is threatened to be made a party to any proceeding by reason of alleged acts or omissions while acting within the scope of his or her service in such Other Position, against judgments, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. The indemnification and other rights provided by Article VII of the By-Laws shall continue as to a person who has ceased to be a Trustee or officer of the Trust.

Article VII, Section 4 of the Trust’s By-Laws provides that: (a) the Trust shall not indemnify a Covered Person or agent who shall have been adjudicated by a court or body before which the proceeding was brought (i) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (collectively, “disabling conduct”) or (ii) not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interest of the Trust; and (b) the Trust shall not indemnify a Covered Person or agent unless the court or other body before which the proceeding was brought determines that such Trustee, officer or agent did not engage in disabling conduct or, with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought, there has been a dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such a Covered Person or agent has been charged and a determination that such Trustee, officer or agent did not engage in disabling conduct by at least a majority of those Trustees who are neither interested persons of the Trust (as that term is defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry).

Item 26.	Business and Other Connections of the Investment Adviser

See “Management of the Trust” in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference.

Item 27.	Principal Underwriter

Not applicable.

Item 28.	Location of Accounts and Records

All accounts, books, records and documents required pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained in the physical possession of: JPMorgan Funds Management, Inc. (named One Group Administrative Services, Inc. through February 15, 2005), the Registrant’s administrator, at 1111 Polaris Parkway, Columbus, Ohio 43240 and 270 Park Avenue, New York, New York 10017; JPMorgan Chase Bank, the Registrant’s custodian at 270 Park Avenue, New York, NY 10017; J.P. Morgan Investment Management Inc., the Registrant’s investment adviser, at 270 Park Avenue, New York, NY 10017; Boston Financial Data Services, Inc., the Registrant’s transfer agent, at 2000 Crown Colony, Quincy, MA 02169.

Item 29.	Management Services

None.

Item 30.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westerville, State of Ohio on the 30th day of March, 2016.

JPMorgan Institutional Trust

By:	ROBERT L. YOUNG*
Robert L. Young
President & Principal Executive Officer

This amendment to the Registration Statement of the Registrant has been signed below by the following persons in the capacities indicated on March 30, 2016.

	JOHN F. FINN*	MARILYN MCCOY*
	John F. Finn	Marilyn McCoy
	Trustee	Trustee

	MATTHEW GOLDSTEIN*	MITCHELL M. MERIN*
	Matthew Goldstein	Mitchell M. Merin
	Trustee	Trustee

	ROBERT J. HIGGINS*	ROBERT A. ODEN, JR.*
	Robert J. Higgins	Robert A. Oden, Jr.
	Trustee	Trustee

	FRANKIE D. HUGHES*	MARIAN U. PARDO*
	Frankie D. Hughes	Marian U. Pardo
	Trustee	Trustee

	PETER C. MARSHALL*	FREDERICK W. RUEBECK*
	Peter C. Marshall	Frederick W. Ruebeck.
	Trustee	Trustee

	MARY E. MARTINEZ*	JAMES J. SCHONBACHLER*
	Mary E. Martinez	James J. Schonbachler
	Trustee	Trustee

	LAURA M. DEL PRATO*	ROBERT L. YOUNG*
	Laura M. Del Prato	Robert L. Young
	Treasurer and Principal Financial Officer	President & Principal Executive Officer

* By	/S/ JESSICA K. DITULLIO
Jessica K. Ditullio
Attorney-in- fact

Exhibit Index